EXHIBIT 10.36
DRiV INCORPORATED
EXCESS BENEFIT PLAN

(Effective as of January 1, 2020)
SECTION 1
GENERAL
1.1History, Purpose and Effective Date. DRiV Incorporated (the “Company”) has established the DRiV Incorporated Excess Benefit Plan (the “Plan”), effective as of January 1, 2020 (the “Effective Date”), to provide benefits to eligible employees of the Company and the Employers (as defined in subsection 1.2) whose benefits under the DRiV 401(k) Retirement Savings Plan (the “401(k) Plan”) are limited as the result of certain limitations of the Internal Revenue Code of 1986, as amended (the “Code”), and as a result of the compensation that was taken into account under the 401(k) Plan for contribution purposes. Effective as of the Effective Date, certain liabilities under the Tenneco Inc. Excess Benefit Plan (the “Tenneco Plan”) were transferred to the Plan as described in Section 4 hereof. The Plan is intended to constitute an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The Plan is intended to comply with section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and will be interpreted and administered in accordance therewith.

1.2Employers and Related Companies. The Company and any Related Company which, with the consent of the Company, adopts the Plan are referred to below collectively as the “Employers” and individually as an “Employer”. The term “Related Company” means any corporation or trade or business during any period that it is, along with the Company, a member of a controlled group of trades or businesses within the meaning of sections 414(b) and (c) of the Code. As of the Effective Date, the Employers are set forth on Schedule 1 hereof.

1.3Plan Administration. The authority to control and manage the operation and administration of the Plan will be vested in the committee or committees established by the Company with the authority to take administrative actions under and with respect to the Plan (the “Administrative Committee”). In controlling and managing the operation and administration of the Plan, the Administrative Committee will have full and discretionary power and authority to conclusively interpret and construe the provisions of the Plan, to determine the amount of benefits and the rights or eligibility of employees or Participants under the Plan and to establish a claims procedure, and will have such other powers and authorities as may be necessary to discharge its duties hereunder. Any interpretation of the Plan and any decision made by the Administrative Committee on any matter within the discretion of the Administrative Committee shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Administrative Committee shall make such adjustment on account thereof as it considers equitable and practicable. The Administrative Committee may delegate such of its ministerial or discretionary duties and functions as it may deem appropriate to any employee or group of employees of any Employer. Notwithstanding the foregoing, no member of the Administrative Committee may decide any matter relating to his or her own benefits under the Plan.

1.4Source of Benefit Payments. Benefits payable under the Plan by any Employer will be paid from the general revenues and assets of such Employer and no Employer will be required to set up a funded reserve or otherwise set aside specific funds for the payment of its obligations under the Plan. None of the individuals entitled to benefits under the Plan will have any claim on, or any beneficial ownership interest in, any assets of any Employer, and any rights of such individuals under the Plan will constitute unsecured contractual rights only.

1.5Applicable Laws. The Plan will be construed and administered in accordance with the internal laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States of America.

1.6Gender and Number. Where the context admits, words in any gender will include any other gender, words in the singular will include the plural and the plural will include the singular.

1.7Plan Year. The Plan Year shall be the calendar year.

1.8Supplements. The provisions of the Plan as applied to any Employer, to any group of employees of any Employer may, with the consent of the Company, be modified or supplemented from time to time by the adoption of one or more Supplements. Each Supplement shall form a part of the Plan as of the Supplement’s effective date. In the event of any inconsistency between a Supplement and the Plan document, the terms of the Supplement shall govern.

SECTION 2

PARTICIPATION

1.9Eligibility for Participation. The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) shall determine those employees of the Employers who will be eligible to participate in the Plan for a Plan Year; provided, however, that, unless otherwise provided by the Compensation Committee, an employee of an Employer with a designation of EICP 1 or higher (other than any such employee who is specifically excluded from participation by the Compensation Committee) shall be eligible to participate in the Plan (each an “Eligible Employee”). Once an individual has been designated as an Eligible Employee, he shall remain as an Eligible Employee as long as he continues to be employed by the Employers or, if earlier, the first day of the first Plan Year following the date as of which he is no longer designated EICP 1 or higher.

1.10Effective Date of Participation; Reemployment. Each person who is an Eligible Employee as of the first day of a Plan Year shall become a “Participant” in the Plan as of the first day of the Plan Year. If a person becomes an Eligible Employee after the first day of a Plan Year, he shall become a “Participant” in the Plan as of the first day on which he is an Eligible Employee. Once an individual becomes a Participant in the Plan for a Plan Year, he shall remain a Participant for the entire Plan Year (or portion thereof); provided, however, that an individual’s participation in the Plan for a Plan Year shall end as of his Termination Date (as defined in subsection 5.1(a)) except as provided in Section 3. Notwithstanding the foregoing, if a Participant’s Termination Date occurs during a Plan Year and he is employed or reemployed by an Employer or Related Company prior to the last day of the Plan Year, he shall immediately become a Participant upon his reemployment. Transferred Participants (as defined in Section 4) shall become Participants in the Plan as of the Effective Date with respect to their Transferred Benefits (as defined in Section 4). For the avoidance of doubt, a Transferred Participant shall be a Participant in the Plan other than with respect to his or her Transferred Benefits only if he or she otherwise satisfies the requirements for participation in the Plan.

1.11Restricted Participation. During any period that a Participant continues in the employ of an Employer or a Related Company but is not an Eligible Employee and during any period for which no Employer Deferred Contributions (as defined in subsection 3.2) are made with respect to the Participant, the Participant, or in the event of his death, his beneficiary, will be considered and treated as a Participant for all purposes of the Plan except for purposes of Section 3.

1.12Plan Not Contract of Employment. The Plan does not constitute a contract of employment or continued service, and nothing in the Plan will give any Participant the right to be retained in the employ of any Employer, nor any right or claim to any benefit under the Plan, except to the extent specifically provided under the terms of the Plan.

SECTION 3

ACCOUNTS AND CONTRIBUTIONS

2.1Participant Accounts. The Administrative Committee shall maintain a bookkeeping “Account” in the name of each Participant to reflect such Participant’s interest under the Plan.

2.2Contributions.

(a)	Participant Contributions. Participants are not required or permitted to make any contributions under the Plan.

(b)
Employer Bonus Contributions. Each Employer shall make contributions to the Plan for each Plan Year (“Employer Bonus Contributions”) on behalf of each of its employees who is a Participant for such Plan Year who was paid a bonus (or who would have been paid a bonus but for a deferral election related to such bonus) under the Company’s annual performance bonus (the “Bonus”) from an Employer for such Plan Year. The amount of the Employer Bonus Contribution made by an Employer for any Plan Year on behalf of any Participant shall be equal to (i) the Company Retirement Contribution percentage that applies to such Participant for such Plan Year under the 401(k) Plan (determined as of the first day of the Plan Year (or the date on which the Participant was first eligible to participate in the 401(k) Plan for such Plan Year, if later), without regard to any changes in such percentage during the Plan Year), multiplied by (ii) the Bonus. Employer Bonus Contributions shall be credited to the applicable Participants’ Accounts in accordance with subsection 5.1.

(c)
Employer Retirement Contributions. Each Employer shall make contributions to the Plan for each Plan Year (“Employer Retirement Contributions”) on behalf of each of its employees who is a Participant in the Plan for such Plan Year and whose Company Retirement Contributions under the 401(k) Plan for such Plan Year are limited for such Plan Year by the limitations of section 401(a)(17) of the Code. The amount of Employer Retirement Contributions made by any Employer for any Plan Year on behalf of any Participant shall be equal to (i) the Company Retirement Contribution percentage that applies to such Participant for such Plan Year under the 401(k) Plan (determined as of the first day of the Plan Year (or the date on which the Participant was first eligible to participate in the 401(k) Plan for such Plan Year, if later) without regard to any changes in such percentage during the Plan Year), multiplied by (ii) the Participant’s Compensation (as defined in the 401(k) Plan, but without regard to the limitations of section 401(a)(17) of the Code) for such Plan Year in excess of the limitations of section 401(a)(17) of the Code for such Plan Year. Employer Retirement Contributions shall be credited to the applicable Participants’ Accounts in accordance with subsection 5.1.

(d)
Employer Matching Contributions. Each Employer shall make contributions to the Plan for each Plan Year (“Employer Matching Contributions”) on behalf of each of its employees who is a Participant in the Plan for such Plan Year, who has made the maximum permitted salary deferrals to the 401(k) Plan for such Plan Year, who is employed by the Employer on the last day of the Plan Year and whose Matching Company Contributions under the 401(k) Plan for such Plan Year are limited for such Plan Year by the limitations of section 401(a)(17) of the Code. The amount of Employer Matching Contribution made by any Employer for any Plan Year on behalf of any Participant shall be equal to the difference (but not less than zero) between (i) the maximum Matching Company Contributions that could have been made on behalf of the Participant under the 401(k) Plan for that year had the limitations of section 401(a)(17) of the Code had not applied minus (ii) the maximum Matching Company Contributions that could have been made on behalf of the Participant under the 401(k) Plan for that year taking into account the limitations of section 401(a)(17) of the Code. Employer Matching Contributions shall be credited to the applicable Participants’ Accounts in accordance with subsection 5.1.

Employer Bonus Contributions, Employer Retirement Contributions and Employer Matching Contributions are sometimes collectively referred to herein as “Employer Deferred Contributions”.
SECTION 4

TRANSFERRED PARTICIPANTS
AND TRANSFERRED BENEFITS
Effective as of the Effective Date, the account balances of all individuals (the “Transferred Participants”) who, immediately prior the Effective Date, (a) had accrued benefits under the Tenneco Plan and (b) were in any of the Transferred Categories (defined below) shall be transferred to the Plan. The amount of the benefits transferred from the Tenneco Plan to the Plan are referred to herein as “Transferred Benefits”. The amount of the Transferred Benefits shall be determined after all adjustments required under the Tenneco Plan as of (or prior to) December 31, 2019 are completed. For purposes of the Plan, the “Transferred Categories” shall mean:

(e)	employees who are employed by the Company or any Related Company immediately prior to the Effective Date (“Active Employees”) in connection with the Company’s Motorparts business;

(f)
Active Employees who are employed in connection with the Company’s Ride Performance business and all participants in the Tenneco Plan who are not active employees immediately prior to the Effective Date (“Former Employees”) and who are designated by (“Tenneco”) and the Company as former Ride Performance employees; and

(g)	Active Employees who are designated by Tenneco and the Company as DRiV Corporate Staff and DRiV Global Services employees; and

(h)	Former Employees who are designated by Tenneco and the Company as former Clean Air employees.

SECTION 5

PLAN ACCOUNTING

2.3Adjustment of Accounts. Each Participant’s Account shall be adjusted in accordance with this Section 5, in a uniform, nondiscriminatory manner, as of each business day on which the New York Stock Exchange is open for business (each an “Accounting Date”). As of each Accounting Date, the balance of each Participant’s Account shall be adjusted as follows:

(a)	first, charge to the Account balance the amount of any distributions under the Plan with respect to that Account that have not previously been charged;

(b)	next, credit to the Account balance the amount of Employer Deferred Contributions made on behalf of the Participant in accordance with Section 3 since the preceding Accounting Date; and

(c)	finally, adjust the Account balance for the applicable investment return in accordance with subsection 5.2.

Amounts attributable to Transferred Benefits of a Transferred Participant shall be credited to the Account of the Transferred Participant as of the Effective Date.
2.4Investment Return. The following shall apply with respect to amounts credited to a Participant’s Account:

(a)
Amounts credited to a Participant’s Account in accordance with subsection 5.1 shall be adjusted as of each Accounting Date to reflect the value of an investment equal to the Participant’s Account balance in one or more assumed investments that the Administrative Committee offers from time to time and communicated to Participants (the “Investment Funds”), and which the Participant directs the Administrative Committee to use for purposes of adjusting his Account. Such amount shall be determined without regard to taxes that would be payable with respect to any such Investment Fund, but will be adjusted for any investment management or similar fee that is customarily paid with respect to the Investment Fund.

(b)
To the extent permitted by the Administrative Committee, the Participant may elect to have different portions of his Account balance for any period adjusted on the basis of different Investment Funds and any election by a Participant with respect to an Investment Fund shall be subject to such rules and regulations established from time to time by the Administrative Committee.

(c)
Notwithstanding the election by Participants of certain investments in specified Investment Funds and the adjustment of their Accounts based on such investment elections, the Plan does not require, and no trust or other instrument that may be maintained in connection with the Plan shall require, that any assets or amounts that are set aside in trust or otherwise for the purpose of paying Plan benefits shall actually be invested in the investment alternatives selected by Participants.

(d)
Any change in the Participant’s investment direction shall be made in accordance with rules established by the Administrative Committee, shall apply prospectively only and shall be implemented as soon as practicable after the direction is received by the Administrative Committee.

(e)
As of the Effective Date, any amounts attributable to Transferred Benefits shall be invested in same the Investment Funds as such amounts were invested under the Tenneco Plan immediately prior to the Effective Date.

The Administrative Committee may eliminate any Investment Fund at any time; provided, however, that the Administrative Committee may not retroactively eliminate any Investment Fund.
2.5No Actual Investment. Notwithstanding any other provision of the Plan that may be interpreted to the contrary, the Investment Funds are to be used for measurement purposes only and Participants’ election of any such Investment Fund, the allocation of amounts to Participants’ Accounts, the calculation of any additional amounts and the crediting or debiting of amounts to Participants’ Accounts shall not be considered or construed in any manner as an actual investment of Participants’ Accounts in any investment alternative. In the event that the Company or any other Employer, in its own discretion, decides to invest funds in any or all of the investment funds that correspond to the Investment Funds under the Plan, no Participant shall have any rights in or to such actual investments themselves.

Without limiting the generality of the foregoing, a Participant’s Account balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his behalf by the Employers and the Participant shall at all times remain an unsecured creditor of the Employers.

2.6Statement of Plan Account. The Administrative Committee will cause to be delivered to each Plan Participant a statement of the balances of his Account as required by law.

SECTION 6

PAYMENT OF PLAN BENEFITS

2.7Certain Definitions. For purposes of the Plan:

(a)
A Participant’s “Termination Date” shall mean the date on which his employment with the Employers and Related Companies terminates for any reason. Whether a Participant has had a termination of employment shall be interpreted and administered in all respects in accordance with section 409A of the Code and applicable regulations issued thereunder.

(b)
A Participant’s Years of Service shall be equal to the number of Years of Service credited to him under the 401(k) Plan for purposes of vesting; provided, however, that if a Participant is not a participant in the 401(k) Plan, his Years of Service shall be determined in accordance with the foregoing, as if he were a participant in the 401(k) Plan.

2.8Vesting. A Participant shall become vested in his Employer Deferred Contributions, and income, loses, appreciation and depreciation attributable thereto, when he completes three Years of Service. If a Participant’s Termination Date occurs prior to the date on which he completes three Years of Service, he shall forfeit the balance in his Account and he shall have no further rights to any portion of such balance. The amount of the Transferred Balances transferred to the Plan shall be vested to the same extent as of the Effective Date as such Transferred Balances were vested under the Tenneco Plan immediately prior to the Effective Date.

2.9Time and Form of Payment. The vested balance of a Participant’s Account shall be distributed in a lump sum cash payment within 30 days following his Termination Date. Notwithstanding the foregoing or any other provision of the Plan to the contrary, if the Participant is a specified employee (within the meaning of section 409A of the Code) on his Termination Date, the amount credited to his Account under the Plan shall be paid in a lump sum cash payment on the first business day of the seventh month following his Termination Date. Without limiting the generality of the foregoing, any Transferred Balances shall be paid at the same time and in the same form as applied to such Transferred Balances immediately prior to the Effective Date.

2.10Withholding for Tax Liability. Any Employer may withhold or cause to be withheld from any Employer Deferred Contributions or any other amounts otherwise due to the Participant or any payment of benefits made pursuant to the Plan any taxes required to be withheld and such sum as the Employer may reasonably estimate to be necessary to cover any taxes for which the Employer may be liable and that may be assessed with regard to such deferrals or payments under the Plan.

2.11Beneficiary Designation. A Participant may, from time to time, designate in writing any legal or natural person or persons (who may be designated contingently or successively) to whom payments are to be made if the Participant dies before receiving payment of his entire Account balance. A beneficiary designation form will be effective only after it is filed in writing with the Administrative Committee while the Participant is alive and will cancel all beneficiary designation forms filed earlier. Unless otherwise provided by the Administrative Committee, the beneficiary designation in effect with respect to Transferred Benefits shall apply with respect to a Participant’s Account under the Plan unless it is changed on or after the Effective Date in accordance with the terms of the Plan.

2.12Payment to Persons Under Legal Disability. In the event that any amount will be payable under this Plan to a Participant under legal or other disability who, in the opinion of the Administrative Committee, is unable to administer such payments, the payments will be made to the legal conservator of the estate of such Participant or, if no such legal conservator will have been appointed, then to any individual (for the benefit of such Participant) whom the Administrative Committee may from time to time approve.

2.13Benefits May Not Be Assigned or Alienated. Benefits payable to Participants or beneficiaries under this Plan may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subject to attachment, garnishment, levy, execution or other legal or equitable process.

2.14Special Section 409A Provisions. It is intended that the Plan comply with the provisions of section 409A of the Code and all provisions of the Plan shall be construed and interpreted in accordance with the requirements of section 409A of the Code and applicable guidance thereunder. Notwithstanding any other provision of this Plan to the contrary, if any payment or benefit hereunder is subject to section 409A of the Code, and if such payment or benefit is to be paid or provided on account of the Participant’s termination of employment (or other separation from service):

(a)
and if the Participant is a specified employee (within the meaning of section 409A(a)(2)(B) of the Code) and if any such payment or benefit is required to be made or provided prior to the first day of the seventh month following the Participant’s separation from service or termination of employment, such payment or benefit shall be delayed until the first day of the seventh month following the Participant’s termination of employment or separation from service (or, if earlier, on death); and

(b)
the determination as to whether the Participant has had a termination of employment (or separation from service) shall be made in accordance with the provisions of section 409A of the Code and the guidance issued thereunder without application of any alternative levels of reductions of bona fide services permitted thereunder.

SECTION 7

AMENDMENT AND TERMINATION

The Company reserves the right to amend or terminate the Plan by action of the Compensation Committee, or the committee or person to which it delegates such authority, and each Employer reserves the right to terminate the Plan, as applied to it; provided, however, that no such amendment or termination of the Plan will reduce the amount credited to any Participant as of the date of such amendment or termination.
Pursuant to the authority granted to the undersigned by the Company, effective as of January 1, 2020, the undersigned officer, on behalf of and in the name of the Company, hereby adopts the DRiV Incorporated Excess Benefit Plan.
Date: December 20, 2019             DRiV Incorporated

By /s/ Kaled Awada
Its Kaled Awada

SCHEDULE 1

EMPLOYERS

DRiV Automotive Inc.

SUPPLEMENT A
BONUS BANK AMOUNTS
This Supplement A to the DRiV Incorporated Excess Benefit Plan (the “Plan”) shall apply to any Transferred Participant in the Plan who had a balance in his or her Bonus Reserve Account under the Tenneco Inc. Value Added (“TAVA”) Incentive Compensation Plan as of December 31, 2018. Unless otherwise specified, capitalized terms used in this Supplement shall have the meaning specified in the Plan.
The balance in the Transferred Participant’s Bonus Reserve Account shall be paid to the Participant in a lump sum as of March 15, 2024 or, if earlier, upon the Participant’s termination of employment. Notwithstanding any other provision of the Plan to the contrary, if any payment under this Supplement A is subject to section 409A of the Code, the provisions of subsection 6.8 of the Plan shall apply to the extent applicable.